UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2015

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On April 21, 2015 TRW Automotive Holdings Corp. (the “Company”) issued a press release announcing that its subsidiary TRW Automotive Inc. had entered into an agreement to divest its Linkage and Suspension business for $400 million in cash, subject to working capital and other adjustments.  The planned divestiture is expected to close by the end of the Company’s fiscal third quarter subject to customary conditions, including regulatory approvals.  Proceeds from the sale will be used for general corporate purposes.

While this divestiture was undertaken in connection with the antitrust reviews by European and U.S. regulators of the Company’s pending acquisition by ZF Friedrichshafen AG, the consummation of the ZF transaction remains subject to the receipt of antitrust approvals in the U.S. and Mexico and other customary closing conditions.  The transaction is expected to close in the first half of 2015.

The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.  (Including those incorporated by reference)

Exhibit No.	Description
99.1*	Press release of TRW Automotive Holdings Corp. dated April 21, 2015.

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: April 21, 2015	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer